Exhibit 8.2

Our ref 君泽君[2021]海外字2021-005-1-1

BIT Mining Limited

Units 813&815, Level 8, Core F, Cyberport 3

100 Cyberport Road

Hong Kong

+852 2596-3098

as the “Company”

November 5, 2021

Dear Sirs,

We are qualified to practice law in the People’s Republic of China (the “PRC”, for purpose of this opinion, the PRC is limited to the mainland of China) and as such are qualified to issue this legal opinion in respect of the laws and regulations of the PRC (the “PRC Laws”).

We have acted as the PRC counsel to the Company in connection with the Company’s registration statement on Form F-3 (File No. 333-258329), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to (1) the issue by the Company of (i) class A ordinary shares of a par value of US$0.00005 each (the "Ordinary Shares"), including the Ordinary Shares underlying the American depositary shares of the Company (each an "ADS"), each ADS representing ten Ordinary Shares, (ii) preference shares of a par value of US$0.00005 each (“Preference Shares” and together with the Ordinary Shares, the “Shares”), (iii) debt securities of the Company (“Debt Securities”), in one or more series, (iv) warrants to purchase Shares, ADSs or Debt Securities (“Warrants”), and/or (v) units consisting of one or more of the foregoing (“Units”); and (2) the resale by the selling shareholders identified therein of certain Ordinary Shares. The Shares, ADSs Debt Securities, Warrants, and Units being registered for the account of the Company are for a maximum aggregate offering price of US$250,000,000.

For the foregoing purpose, we have been requested to give this opinion in connection with the Section “PRC Taxation” in the Registration Statement and as Exhibits 8.2 to the Registration Statement.

In so acting, we have examined the Registration Statement and the originals or copies provided to us by or on behalf of the Company for the purpose of rendering this opinion. With respect to the facts which are important for rendering this opinion but cannot be verified or supported by any documents provided to us by the Company, or where the Company failed to provide relevant documents, we have relied solely on the confirmation made by the Company. The opinion is rendered on the basis of PRC Laws and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect. We have not made any investigation of, and do not express any opinions on, the laws and regulations of any jurisdiction other than the PRC.

In our examination, we have assumed the genuineness of signatures, chops and seals, and the authenticity of all documents submitted to us as originals; the conformity to the authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies; the truthfulness and accuracy of all oral and/or written information received by us from the Company and its representatives; the representatives of the Company that have delivered to us oral and/or written information were duly authorized to do so; any document submitted to us still exists and has not been varied, cancelled or superseded by some other document or agreement or action of which we are not aware after due inquiry; and any consents, licenses, and permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC or any subdivision thereof in connection with the Registration Statement have been obtained or made.

Subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the statements set forth under the caption “Taxation-PRC Taxation” in the Registration Statement, are accurate in all material respects.

This opinion is rendered to you for the purpose hereof only, and save as provided herein, this opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by applicable law or is requested by the SEC or any other regulatory agencies.

We consent to the reference of our name under the captions “Taxation-PRC Taxation” in the Registration Statement.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ JunZeJun Law Offices
JunZeJun Law Offices